Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc.
Christine Akinc (Investors and Media) 617-682-4340 Josh Brodsky (Investors) 617-551-8276

Alnylam Pharmaceuticals Announces Changes to Board of Directors

– Mike Bonney and Carolyn Bertozzi to Depart; Company Appoints Stuart Arbuckle as New Independent Director –

CAMBRIDGE, Mass., December 3, 2025 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today announced changes to its Board of Directors, including the departure of two directors and the appointment of a new independent director. Mike Bonney and Carolyn Bertozzi, Ph.D., who have served in key roles on Alnylam’s Board, stepped down effective December 2, 2025.

Mr. Bonney joined our Board in 2014 and served as Board Chair from December 2015 to August 2021 and as Executive Chair from August 2021 to January 2023. He helped to guide the company through major milestones and significant growth, including the approval and launch of multiple RNAi therapeutics, delivery of a flagship franchise, and tremendous pipeline expansion. Mr. Bonney served as a Class I director, and his term was due to expire at the upcoming 2026 annual meeting of stockholders.

Dr. Bertozzi joined the Board in 2023 and has served as a member of the Nominating and Corporate and Science and Technology Committees and our Scientific Advisory Board. In her time, she has provided impactful scientific oversight and advice to our teams during a key period of growth and pipeline expansion for the company. Dr. Bertozzi's decision to resign from the Alnylam Board follows her recent election to the board of Eli Lilly, effective December 8, 2025.  She will continue to serve as a scientific advisor to Alnylam.

“We are deeply grateful to Mike and Carolyn for their leadership, strategic insight, and unwavering commitment to Alnylam’s mission,” said Yvonne Greenstreet, M.D., Chief Executive Officer of Alnylam. “Their contributions have helped shape Alnylam into the global R&D and commercial leader it is today. We thank them for their service and wish them the very best in their future endeavors.”

Alnylam also announced the appointment of Stuart Arbuckle to its Board of Directors, effective as of January 5, 2026. Mr. Arbuckle brings extensive experience in biopharmaceutical commercialization and leadership from companies such as GSK and Amgen. He spent the last 13 years at Vertex, most recently as Executive Vice President and Chief Operating Officer. At Vertex, he was responsible for Global Commercial Operations, Human Resources, Corporate Communications and Portfolio and Program Management. Mr. Arbuckle played a pivotal role in growing and globally scaling Vertex’s business.

Mr. Arbuckle currently serves as a member of the board of directors at Rhythm Pharmaceuticals.

“We are delighted to welcome Stuart to our Board,” said Amy Schulman, Chair of the Alnylam Board of Directors. “He brings a valuable combination of commercial expertise and commitment to scientific innovation that will support our next phase of growth as we continue advancing RNAi therapeutics for patients worldwide. I join Yvonne in thanking Mike and Carolyn for their contributions.”

Mr. Arbuckle added, “I am honored to join Alnylam’s Board at such an exciting time and important inflection point for the company. I look forward to working with management and fellow directors as the company continues to sustainably grow while pioneering transformative medicines.”

These Board changes will support Alnylam’s ongoing strategic evolution as it advances a robust pipeline across rare and prevalent diseases, expands its global reach, and continues to execute on its vision of building a top-tier, multi-product biotechnology company.

About RNAi
RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines known as RNAi therapeutics is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing or disease pathway proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals
Alnylam (Nasdaq: ALNY) has led the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare and prevalent diseases with unmet need. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach yielding transformative medicines. Since its founding in 2002, Alnylam has led the RNAi Revolution and continues to deliver on a bold vision to turn scientific possibility into reality. Alnylam’s commercial RNAi therapeutic products include AMVUTTRA® (vutrisiran), ONPATTRO® (patisiran), GIVLAARI® (givosiran), and OXLUMO® (lumasiran), which are being developed and commercialized by Alnylam, and Leqvio® (inclisiran) and Qfitlia™ (fitusiran), which are being developed and commercialized by Alnylam’s partners, Novartis and Sanofi, respectively. Alnylam has a deep pipeline of investigational medicines, including multiple product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on X (formerly Twitter) at @Alnylam, or on LinkedIn, Facebook, or Instagram.

Alnylam Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical statements of fact regarding Alnylam’s expectations, beliefs, goals, plans or prospects including, without limitation, statements regarding Alnylam’s ability to continue advancing RNAi therapeutics for patients worldwide; Alnylam’s ability to sustainably grow while pioneering transformative medicines; Alnylam’s ability to advance a robust pipeline across rare and prevalent diseases, expand its global reach, and continue to executive on its vision of building a top-tier, multi-product biotechnology company; and Alnylam’s ability to deliver transformative medicines in both rare and prevalent diseases benefiting patients around the world through sustainable innovation and exceptional performance, resulting in a leading biotech profile, should be considered forward-looking statements. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, risks and uncertainties relating to: Alnylam’s ability to successfully execute on its “Alnylam P5x25” strategy; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, as well as favorable pricing and reimbursement; successfully launching, marketing and selling Alnylam’s approved products globally; delays, interruptions or failures in the manufacture and supply of Alnylam’s product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Roche, Novartis, Sanofi, and Regeneron; the outcome of litigation; the risk of future government investigations; and unexpected expenditures; as well as those risks and uncertainties more fully discussed in the “Risk Factors” filed with Alnylam’s 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), as may be updated from time to time in Alnylam’s subsequent Quarterly Reports on Form 10-Q, and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.